UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2013

CADUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28674	13-3660391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, NY	10153
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (212) 702-4300

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Resignation of independent registered public accounting firm.

On June 1, 2013, Cadus Corporation (the “Company”) was informed by its independent registered public accounting firm, Holtz Rubenstein Reminick LLP (“HRR”) that it has combined its practice (the “Merger”) with Baker Tilly Virchow Krause, LLP (“Baker Tilly”) effective as of June 1, 2013. As a result of the Merger, HRR effectively resigned as the Company’s independent registered public accounting firm and Baker Tilly, as the successor to HRR following the Merger, became the Company’s independent registered public accounting firm. The engagement of Baker Tilly was approved by the Company’s Board of Directors on June 4, 2013.

The principal accountant’s reports of HRR on the financial statements of the Company as of and for the years ended December 31, 2012 and December 31, 2011 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2012 and December 31, 2011 and through the effective date of the Merger, there were no disagreements with HRR on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to HRR’s satisfaction would have caused HRR to make reference thereto in connection with its reports on the financial statements for such years. During the years ended December 31, 2012 and December 31, 2011 and from December 31, 2012 through June 1, 2013, there were no reportable events of the types described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Baker Tilly (as successor by merger of HRR) with a copy of the foregoing disclosure and requested Baker Tilly to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of the letter furnished by Baker Tilly, dated June 6, 2013, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of new independent registered public accounting firm.

On June 4, 2013, the Board of Directors approved the engagement of Baker Tilly as the Company’s independent registered public accounting firm, effective as of June 1, 2013 .

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2013	Cadus Corporation

	By:	/s/ David Blitz
Name: David Blitz Title: President